Exhibit 99.1

Greg Parker

Investor Relations

210/220-5632

or

Renee Sabel

Media Relations

210/220-5416

FOR IMMEDIATE RELEASE

JANUARY 30, 2013

CULLEN/FROST REPORTS 4th QUARTER, ANNUAL 2012 RESULTS

Annual earnings a record high

•	Double-digit loan and deposit growth

•	Assets top $23 billion

•	Steady profitability in challenging regulatory and rate environment

•	Continued improvement in asset quality

SAN ANTONIO – Cullen/Frost Bankers, Inc. today reported solid fourth quarter earnings and record-high annual earnings for the full year of 2012, as the Texas financial services leader continues to operate profitably in the face of regulatory and rate challenges and a sluggish but slowly improving economy. For the first time, the company exceeded $23 billion in assets, a 72 percent increase over year-end 2007.

Cullen/Frost reported net income for the fourth quarter of 2012 of $60.2 million, or $.97 per diluted common share, compared to fourth quarter 2011 earnings of $55.4 million, or $.90 per diluted common share. For the fourth quarter of 2012, returns on average assets and equity were 1.09 percent and 9.84 percent respectively, compared to 1.12 percent and 9.74 percent for the same period of 2011.

The company also reported annual earnings for 2012 of $238.0 million, a 9.4 percent increase over 2011 earnings of $217.5 million. On a per-share basis, 2012 earnings were $3.86 per diluted common share, an increase of 9.0 percent compared to the $3.54 per diluted common share reported in 2011. For the year, returns on average assets and equity were 1.14 percent and 10.03 percent respectively, compared to the 1.17 percent and 10.01 percent reported in 2011.

At the end of the fourth quarter of 2012, Cullen/Frost saw non-performing assets decline by $15.7 million from the fourth quarter of 2011 and $19.7 million from the third quarter of 2012.

“For 2012, Cullen/Frost’s annual earnings were at the highest level in company history, a tribute to the hard work of every Frost employee,” said Dick Evans, Cullen/Frost chairman and CEO. “We are executing our plan well in an environment of ongoing economic, regulatory and rate challenges. I was especially pleased that average loans grew 5.1 percent for the year, as we are seeing the results of our efforts to add relationships and build our company during the recession. Both new and existing customers continue to demonstrate their confidence in the strength of our institution, spurring a $2.1 billion year-over-year growth in average deposits. Even with the persistent challenges of a near-zero rate environment, I was encouraged to see a 4 percent growth in net interest income. Our capital levels remain very strong.”

“For the fourth quarter, we were able to grow both average loans and deposits by double digits, with loans rising by 11.2 percent, to $8.9 billion and deposits up by 14.2 percent, to $18.4 billion compared to the fourth quarter of 2011. We are encouraged by the opportunities we see to leverage our new relationships,” Evans continued.

“Our credit disciplines remain strong, as demonstrated by a significant decline in non-performing assets this quarter, both from the fourth quarter of 2011 and the third quarter of 2012.

“We are fortunate to operate in Texas, a state whose economy once again outpaced that of the nation in 2012. Texas grew jobs at a strong 3.1 percent in 2012, compared to the U.S. average of 1.4 percent.

“We are beginning to see some clarity with regard to the impact on business of the new health care law. But persistent uncertainty—fueled by concerns about the pace of the recovery and decisions coming out of Washington—is keeping many businesses on the sidelines, delaying hiring or capital expenditure decisions.”

Well-respected third parties continue to validate Frost’s service, culture and performance. Adding to high rankings Frost has received from J.D. Power and Associates and Greenwich Associates in 2012, Moody’s published bank financial strength ratings rank Frost Bank with the highest rating in the U.S. Along with the bank’s A+ credit rating from Standard and Poor’s, this reinforces Frost’s strong capital, liquidity and solid credit performance.

“Although regulatory reform is impacting all financial services companies, Cullen/Frost’s culture and value proposition are enabling us to expand our customer base, increase profitability and bring value to shareholders. We have paid and increased the dividend we pay shareholders for 18 consecutive years.

Evans said the company opened three new financial centers in 2012, including two in Houston and one in Austin. Frost also reinforced its commitment to customer convenience by increasing its ATM network to more than 1,100 through its partnership with Valero Corner Stores and Cardtronics.

“As always, our outstanding employees bring their own skills, dedication and experience to the Frost culture. I thank them for their commitment to our company.”

For the year ended December 31, 2012, average annual total loans were $8.5 billion, a 5.1 percent increase from the $8.0 billion reported the previous year. Average annual total deposits for 2012 rose to $17.3 billion, up 13.6 percent, or $2.1 billion, over the $15.2 billion reported in 2011. Net interest income on a taxable-equivalent basis increased to $668.2 million, up 4.1 percent over the $642.1 million reported a year earlier, reflecting the impact of the increasing volume of earning assets. For 2012, non-interest income was $288.8 million, compared to $290.0 million reported for 2011, while non-interest expense increased 3.0 percent over the previous year to $575.1 million.

Noted financial data for the fourth quarter:

•

Tier 1 and Total Risk-Based Capital Ratios for the Corporation at the end of the fourth quarter of 2012 were 13.68 percent and 15.11 percent, respectively and are in excess of well-capitalized levels. The ratio of tangible common equity to tangible assets was 8.30 percent at the end of the fourth quarter of 2012, compared to 8.82 percent for the same quarter last year. The tangible common equity ratio, which is a non-GAAP financial measure, is equal to end of period shareholders’ equity less goodwill and intangible assets divided by end of period total assets less goodwill and intangible assets. Our current capital levels would result in our meeting today the fully phased-in Basel III capital requirements proposed by the U.S. bank regulators.

•

Net interest income on a taxable-equivalent basis for the fourth quarter totaled $172.2 million, an increase of 4.1 percent compared to the $165.3 million reported for the fourth quarter of 2011. This increase primarily resulted from an increase in the average volume of earning assets and was partly offset by a decrease in the net interest margin. The net interest margin was 3.48 percent for the fourth quarter, compared to 3.76 percent for the fourth quarter of 2011 and 3.54 percent for the third quarter of 2012.

•

Non-interest income for the fourth quarter of 2012 was $75.9 million, an increase of $8.2 million from the $67.7 million reported a year earlier. During the fourth quarter, Cullen/Frost recorded a $4.4 million gain on the sale of $596 million in short term treasuries. Trust and investment management fees were $20.5 million, up $1.7 million or 8.9 percent compared to $18.9 million a year earlier. Impacting trust fees was a $497,000 increase in investment fees, which are generally assessed based on the market value of trust assets that are managed and held in custody. Trust assets were $26.2 billion at the end of the fourth quarter of 2012, compared to $25.2 billion at December 31, 2011. Trust fees were also positively impacted by higher oil and gas fees ($165,000) and real estate fees ($171,000) from the fourth quarter of 2011. Insurance commissions and fees rose $986,000 to $8.4 million, from $7.5 million in the fourth quarter of 2011, with most of this increase the result of new business and rate increases.

•

Non-interest expense for the fourth quarter of 2012 was $146.1 million, up $2.2 million or 1.6 percent from the $143.8 million reported for the fourth quarter of 2011. Salaries were up $1.3 million over the same quarter a year earlier as a result of normal annual merit and market increases and incentive compensation. Other expense was $36.0 million, a $464,000 decrease from the $36.4 million reported for the fourth quarter of 2011.

•

For the fourth quarter of 2012, the provision for loan losses was $4.1 million, compared to net charge-offs of $5.1 million. For the fourth quarter of 2011, the provision for loan losses was zero, compared to net charge offs of $5.3 million. The allowance for loan losses as a percentage of total loans was 1.13 percent at December 31, 2012, compared to 1.38 percent at year-end 2011. Non-performing assets were $105.2 million at year-end, compared to $124.9 million the previous quarter, and $120.9 million at year-end 2011.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, January 30, 2013 at 10 a.m. Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after 12 p.m. CT until midnight Sunday, February 3, 2013 at 855-859-2056, with the Conference ID# of 87416492. The call will also be available by webcast on the company’s website, frostbank.com, and available for playback after 2 p.m. CT. After entering the website, go to “About Frost” on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $23.1 billion in assets at December 31, 2012. Among the top 50 largest U.S. banks and one of 24 banks included in the KBW Bank Index, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Corporation’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation’s assessment of that impact.

•	Volatility and disruption in national and international financial markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effects of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of the Corporation’s goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of the Corporation’s borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	The Corporation’s ability to attract and retain qualified employees.

•	Changes in the competitive environment in the Corporation’s markets and among banking organizations and other financial service providers.

•

The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of the Corporation’s vendors, internal control systems or information systems.

•	Changes in the Corporation’s liquidity position.

•	Changes in the Corporation’s organization, compensation and benefit plans.

•

The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	The Corporation’s success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except per share amounts)

	2012				2011
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$154,405	$151,532	$149,217	$149,707	$150,323
Net interest income(1)	172,156	167,341	163,972	164,707	165,340
Provision for loan losses	4,125	2,500	2,355	1,100	—
Non-interest income:
Trust and investment management fees	20,543	20,843	21,279	20,652	18,861
Service charges on deposit accounts	21,162	20,797	20,639	20,794	21,475
Insurance commissions and fees	8,436	9,964	9,171	12,377	7,450
Interchange and debit card transaction fees	4,330	4,194	4,292	4,117	4,166
Other charges, commissions and fees	7,740	7,265	7,825	7,350	7,125
Net gain (loss) on securities transactions	4,435	—	370	(491)	—
Other	9,241	8,095	6,187	7,180	8,583

Total non-interest income	75,887	71,158	69,763	71,979	67,660
Non-interest expense:
Salaries and wages	67,442	64,984	62,624	63,702	66,126
Employee benefits	12,867	14,019	14,048	16,701	12,574
Net occupancy	11,772	13,193	12,213	11,797	11,413
Furniture and equipment	13,932	14,193	13,734	13,420	13,454
Deposit insurance	3,159	2,593	2,838	2,497	2,773
Intangible amortization	918	973	994	1,011	1,052
Other	35,977	34,495	36,085	32,912	36,441

Total non-interest expense	146,067	144,450	142,536	142,040	143,833

Income before income taxes	80,100	75,740	74,089	78,546	74,150
Income taxes	19,912	17,071	16,027	17,513	18,736

Net income	$60,188	$58,669	$58,062	$61,033	$55,414

PER SHARE DATA
Net income - basic	$0.98	$0.95	$0.94	$0.99	$0.90
Net income - diluted	0.97	0.95	0.94	0.99	0.90
Cash dividends	0.48	0.48	0.48	0.46	0.46
Book value at end of quarter	39.32	39.35	38.48	37.81	37.27

OUTSTANDING SHARES
Period-end shares	61,479	61,462	61,404	61,373	61,264
Weighted-average shares - basic	61,382	61,317	61,291	61,201	61,154
Dilutive effect of stock compensation	339	369	344	332	54
Weighted-average shares - diluted	61,721	61,686	61,635	61,533	61,208

SELECTED ANNUALIZED RATIOS
Return on average assets	1.09%	1.11%	1.14%	1.23%	1.12%
Return on average equity	9.84	9.75	9.95	10.59	9.74
Net interest income to average earning assets(1)	3.48	3.54	3.61	3.73	3.76

(1)	Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2012				2011
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$8,868	$8,635	$8,268	$8,050	$7,975
Earning assets	20,138	19,218	18,605	18,087	17,806
Total assets	21,964	21,010	20,401	19,920	19,579
Non-interest-bearing demand deposits	7,690	7,161	6,829	6,399	6,325
Interest-bearing deposits	10,736	10,289	10,053	9,998	9,804
Total deposits	18,426	17,450	16,882	16,397	16,129
Shareholders’ equity	2,433	2,393	2,347	2,317	2,258
Period-End Balance:
Loans	$9,224	$8,811	$8,490	$8,127	$7,995
Earning assets	21,148	20,024	19,033	18,583	18,498
Goodwill and intangible assets	544	545	546	547	539
Total assets	23,124	21,848	20,866	20,417	20,317
Total deposits	19,497	18,245	17,277	16,909	16,757
Shareholders’ equity	2,417	2,419	2,363	2,321	2,284
Adjusted shareholders’ equity(1)	2,179	2,144	2,110	2,076	2,036

ASSET QUALITY
($ in thousands)
Allowance for loan losses	$104,453	$105,401	$105,648	$107,181	$110,147
as a percentage of period-end loans	1.13%	1.20%	1.24%	1.32%	1.38%
Net charge-offs	$5,073	$2,747	$3,888	$4,066	$5,286
Annualized as a percentage of average loans	0.23%	0.13%	0.19%	0.20%	0.26%
Non-performing assets:
Non-accrual loans	$89,744	$106,407	$92,255	$97,870	$94,338
Foreclosed assets	15,502	18,524	19,818	22,676	26,608

Total	$105,246	$124,931	$112,073	$120,546	$120,946
As a percentage of:
Total loans and foreclosed assets	1.14%	1.41%	1.32%	1.48%	1.51%
Total assets	0.46	0.57	0.54	0.59	0.60

CONSOLIDATED CAPITAL RATIOS
Tier 1 Risk-Based Capital Ratio	13.68%	14.10%	14.07%	14.47%	14.38%
Total Risk-Based Capital Ratio	15.11	15.62	15.61	16.10	16.24
Leverage Ratio	8.28	8.59	8.65	8.68	8.66
Equity to Assets Ratio (period-end)	10.45	11.07	11.32	11.37	11.24
Equity to Assets Ratio (average)	11.08	11.39	11.51	11.63	11.53

(1)	Shareholders’ equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except per share amounts)

	Year Ended December 31
	2012	2011	2010	2009	2008
CONDENSED INCOME STATEMENTS
Net interest income	$604,861	$581,776	$563,459	$536,679	$534,025
Net interest income(1)	668,176	642,066	616,319	577,716	554,353
Provision for possible loan losses	10,080	27,445	43,611	65,392	37,823
Non-interest income:
Trust fees and investment management fees	83,317	78,297	72,321	69,933	76,424
Service charges on deposit accounts	83,392	86,125	91,025	96,525	82,526
Insurance commissions and fees	39,948	35,421	34,015	33,096	32,904
Interchange and debit card transaction fees	16,933	29,625	30,542	26,248	23,959
Other charges, commissions and fees	30,180	27,750	25,380	23,826	32,726
Net gain (loss) on securities transactions	4,314	6,414	6	(1,260)	(159)
Other	30,703	26,370	28,744	45,338	38,942

Total non-interest income	288,787	290,002	282,033	293,706	287,322
Non-interest expense:
Salaries and wages	258,752	252,028	239,589	230,643	225,943
Employee benefits	57,635	52,939	52,352	55,224	47,219
Net occupancy	48,975	46,968	46,166	44,188	40,464
Furniture and equipment	55,279	51,469	47,651	44,223	37,799
Deposit insurance	11,087	12,714	20,451	25,812	4,597
Intangible amortization	3,896	4,387	5,125	6,537	7,906
Other	139,469	137,593	124,207	125,611	122,717

Total non-interest expense	575,093	558,098	535,541	532,238	486,645

Income before income taxes	308,475	286,235	266,340	232,755	296,879
Income taxes	70,523	68,700	57,576	53,721	89,624

Net income	$237,952	$217,535	$208,764	$179,034	$207,255

PER SHARE DATA
Net income - basic	$3.87	$3.55	$3.44	$3.00	$3.51
Net income - diluted	3.86	3.54	3.44	3.00	3.50
Cash dividends	1.90	1.83	1.78	1.71	1.66
Book value	39.32	37.27	33.74	31.55	29.68

OUTSTANDING SHARES
Period-end shares	61,479	61,264	61,108	60,038	59,416
Weighted-average shares - basic	61,298	61,101	60,411	59,456	58,846
Dilutive effect of stock compensation	345	177	175	58	324
Weighted-average shares - diluted	61,643	61,278	60,586	59,514	59,170

SELECTED ANNUAL RATIOS
Return on average assets	1.14%	1.17%	1.21%	1.14%	1.51%
Return on average equity	10.03	10.01	10.30	9.78	13.11
Net interest income to average earning assets(1)	3.59	3.88	4.08	4.23	4.67

(1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31
	2012	2011	2010	2009	2008
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$8,457	$8,043	$8,125	$8,653	$8,314
Earning assets	19,016	16,769	15,333	13,804	11,868
Total assets	20,827	18,569	17,187	15,702	13,685
Non-interest-bearing demand deposits	7,022	5,739	5,024	4,259	3,615
Interest bearing deposits	10,270	9,484	9,024	8,161	6,916
Total deposits	17,292	15,223	14,048	12,420	10,531
Shareholders’ equity	2,373	2,172	2,028	1,831	1,580

Period-End Balance:
Loans	$9,224	$7,995	$8,117	$8,368	$8,844
Earning assets	21,148	18,498	15,806	14,437	13,001
Goodwill and intangible assets	544	539	542	547	551
Total assets	23,124	20,317	17,617	16,288	15,034
Total deposits	19,497	16,757	14,479	13,313	11,509
Shareholders’ equity	2,417	2,284	2,062	1,894	1,764
Adjusted shareholders’ equity(1)	2,179	2,036	1,907	1,740	1,626

ASSET QUALITY
($ in thousands)
Allowance for possible loan losses	$104,453	$110,147	$126,316	$125,309	$110,244
As a percentage of period-end loans	1.13%	1.38%	1.56%	1.50%	1.25%

Net charge-offs:	$15,774	$43,614	$42,604	$50,327	$19,918
As a percentage of average loans	0.19%	0.54%	0.52%	0.58%	0.24%

Non-performing assets:
Non-accrual loans	$89,744	$94,338	$137,140	$146,867	$65,174
Foreclosed assets	15,502	26,608	27,810	33,312	12,866

Total	$105,246	$120,946	$164,950	$180,179	$78,040
As a percentage of:
Total loans and foreclosed assets	1.14%	1.51%	2.03%	2.14%	0.88%
Total assets	0.46	0.60	0.94	1.11	0.52

(1)	Shareholders’ equity excluding accumulated other comprehensive income (loss).